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                                                                    EXHIBIT 10.7


                                PROMISSORY NOTE


March 19, 1998                                                     $6,000,000.00


         FOR VALUE RECEIVED, PARAGON COYOTE TEXAS LTD., a Texas limited partnership ("Maker"), promises to pay to the order of DON & MARTY MANAGEMENT GROUP, INC., or any subsequent holder hereof ("Lender"), on or before September 19, 1999, at its office at 307 West Seventh Street, Suite 1210, Fort Worth, Texas 76102, or at such other location as Lender may designate, in immediately available funds, SIX MILLION DOLLARS ($6,000,000). Maker will also pay interest on the unpaid principal balance outstanding from time to time at a fixed rate of eight percent (8%) per annum, payable quarterly in arrears.

         Interest will be computed on the basis of the actual number of days elapsed and a year comprising 360 days, unless such calculation would result in a usurious interest rate, in which case such interest will be calculated on the basis of a 365 or 366 day year, as the case may be.

         All past due principal and interest on this Note will, at Lender's option, bear interest at the maximum nonusurious rate of interest ("Highest Lawful Rate") or, if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to 12%.

         In addition to all principal and accrued interest on this Note, Maker agrees to pay: (a) all reasonable costs and expenses incurred by or on behalf of Lender and all holders of this Note in attempting to collect this Note through any judicial or other proceeding; and (b) reasonable attorneys fees if and when this Note is placed in the hands of an attorney for collection. All amounts payable hereunder are payable in the lawful money of the United States of America. All payments on this Note shall be applied first to the payment of accrued but unpaid interest and, after all such interest has been paid, to the reduction of the outstanding principal balance hereof.

         Maker and Lender intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected with respect to the Loan shall never exceed the Highest Lawful Rate. In the event that Lender is found to have contracted for, charged or received any interest on the Loan in excess of the Highest Lawful Rate, such occurrence shall be deemed a mistake and Lender shall automatically reform the contract or charge to conform to applicable law. In the event that Lender is found to have received any interest on the Loan in excess of the Highest Lawful Rate, Lender shall either refund such excess interest to Maker or credit the excess interest to the unpaid principal amount of the Loan. All amounts found to constitute interest on the Loan will be spread throughout the full term of the Loan in determining whether the interest contracted for, charged or received thereon exceeds the Highest Lawful Rate.





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Promissory Note Made by Paragon Coyote Texas Ltd.
   in favor of Don & Marty Management Group, Inc.
March 19, 1998 - Page 1 of 3                                            Initials of Maker's Authorized Signatory: /s/ MAP
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         The unpaid principal balance of this Note at any time will be the total amount advanced by Lender, less the amount of all payments of principal.
Maker may at any time pay the full amount of this Note without the payment of any premium, penalty or fee, and must prepay this Note to the extent of any prepayment of that certain promissory note of even date herewith made by Coyote
Sports, Inc., a Nevada corporation, in favor of Maker pursuant to that certain
Loan Agreement of even date herewith by and among, inter alia, Coyote and Maker
(the "Loan Agreement").

         "Loan Document" means this Note and any document or instrument evidencing, securing, guaranteeing or given in connection with this Note including, without limitation, that certain Pledge Agreement of even date herewith pursuant to which Maker has pledged all of its rights and interests in the Collateral Shares (as defined in the Loan Agreement) granted to Maker pursuant to the Security Instruments (as defined in the Loan Agreement) as collateral for the loan evidenced by this Note (the "Pledge Agreement"). "Obligations" means all principal, interest and other amounts that are or become owing under this Note or the Pledge Agreement. "Obligor" means Maker and any other guarantor, surety, pledgor, co-signatory or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

         Each of the following shall constitute an "Event of Default" under this Note:

         1) any Obligor shall fail to pay any Obligations when due and payable;

         2) any Obligor violates any covenant, condition or agreement contained in any Loan Document;

         3)      any event of default occurs under any Loan Document;

         4) a receiver, conservator or similar official is appointed for any Obligor or any Obligor's assets;

         5) any petition is filed by or against any Obligor under any bankruptcy, insolvency or similar law;

         6) any Obligor makes a general assignment for the benefit of creditors; and

         7) a final judgment is entered against any Obligor and remains unsatisfied for 60 days after entry.

         If any Event of Default occurs and is continuing, then Lender may declare the Obligations to be immediately due and payable, without notice of acceleration or of intention to accelerate, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived, and/or exercise any and all other rights under the Loan Documents, at law, in equity or otherwise.





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Promissory Note Made by Paragon Coyote Texas Ltd.
   in favor of Don & Marty Management Group, Inc.
March 19, 1998 - Page 2 of 3                                            Initials of Maker's Authorized Signatory: /s/ MAP
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         Each Obligor severally waives notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest and the filing of suit and diligence in collecting this Note and all other demands and notices, and consents and agrees that its liabilities and obligations will not be released or discharged by any or all of the following, whether with or without notice to it or any other Obligor, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral of any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral.
Each Obligor agrees that acceptance of any partial payment will not constitute a waiver and that waiver of any default will not constitute waiver of any prior or subsequent default.

         This Note shall be governed as to validity, interpretation, construction, effect and in all other respects (including without limitation all questions relating to usury) by the laws of the State of Texas (exclusive of any such laws that pertain to conflicts of laws). If any provision of this
Note is held to be illegal or unenforceable, such illegal or unenforceable provision will not affect the remaining provisions of this Note. Maker(s) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified below. Lender may serve process in any other manner permitted by law and may bring any action or proceeding against Maker(s) or with respect to any of its property in courts in other proper jurisdictions or venues. Payment of this Note is secured by the Collateral Shares pursuant to the Security Instruments.

         NO COURSE OF DEALING BETWEEN MAKER AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF ANY LOAN DOCUMENT. THE LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN LENDER AND MAKER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THEM. THERE ARE NO ORAL AGREEMENTS BETWEEN LENDER AND MAKER.

         IN WITNESS WHEREOF, Maker has executed this Note effective as of March 19, 1998.

                                    PARAGON COYOTE TEXAS LTD.,
                                     a Texas limited partnership

                                    By:  Paragon Management Group, Inc.,
                                          a Texas corporation, General Partner



                                         By: /s/ Mark A. Pappas
                                            -----------------------------------
                                              Mark A. Pappas, President

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Promissory Note Made by Paragon Coyote Texas Ltd.
   in favor of Don & Marty Management Group, Inc.
March 19, 1998 - Page 3 of 3                                            Initials of Maker's Authorized Signatory: /s/ MAP
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